EXHIBIT INDEX

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(m) Plan and Agreement of Distribution between Registrant on behalf of AXP Tax-Free Money Fund and American Express Financial Advisors Inc., dated January 1, 2003.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement dated January 8, 2003.